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                                    FORM 8-K
                                 CURRENT REPORT




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




        Date of Report (Date of earliest event reported): January 2, 1997




                          RELIANCE STEEL & ALUMINUM CO.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)





            California                  001-13122                 95-1142616
            ----------                  ---------                 ----------
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)        File Number)           Identification No.)





                              2550 East 25th Street
                          Los Angeles, California 90058
                    ----------------------------------------
                    (Address of principal executive offices)




                                (213) 582-2272
                    ----------------------------------------
                              (Telephone number)




                                      N/A
                    ----------------------------------------
        (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

      On January 2, 1997, the Registrant issued $75 million of senior unsecured notes (the "Senior Notes") in a private placement. Of the Senior Notes, $22 million comprise Series A, which bear interest at the rate of 7.08% per annum and are due January 2, 2004; $23 million comprise Series B, which bear interest at the rate of 7.21% per annum and are due January 2, 2005; $20 million comprise Series C, which bear interest at the rate of 7.31% and are due January 2, 2007; and $10 million comprise Series D, which bear interest at the rate of 7.37% and are due January 2, 2009. The Senior Notes were issued to eight (8) insurance companies, with Bank of America NT & SA acting as the placement agent. MetalCenter, Inc., Valex Corp., CCC Steel, Inc. and Siskin Steel & Supply Company, Inc., subsidiaries of the Registrant, have guaranteed repayment of the Senior Notes. The Registrant used the proceeds to pay-off bank debt and the promissory notes issued October 1, 1996 by the Registrant in connection with the acquisition of Siskin Steel & Supply Company, Inc. as previously reported in a Form 8-K dated October 1, 1996. The purpose of the issuance was to take advantage of lower long-term interest rates and to maintain a balance between short-term variable rate and fixed rate debt.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial Statements of Businesses Acquired.   N/A

      (b)   Pro Forma Financial Information.   N/A

      (c)   Exhibits.

            2.01 Form of Note Purchase Agreement dated November 1, 1996 between each of the purchasers listed on Schedule "A" attached thereto and the Registrant.

            20.01 Press Release dated January 14, 1997.



                                       2.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RELIANCE STEEL & ALUMINUM CO.




Dated:  January ___, 1997              By:
                                          --------------------------------
                                          David H. Hannah
                                          President


                                       3.
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                                 EXHIBIT INDEX


   2.01 Form of Note Purchase Agreement dated November 1, 1996 between each of the purchasers listed on Schedule "A" attached thereto and the Registrant.

  20.01   Press Release dated January 14, 1997.